UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 366-3452

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 4, 2015, Industrial Services of America, Inc. ("ISA") and WESSCO, LLC, a wholly owned subsidiary of ISA ("WESSCO," and together with ISA, the "Company"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Compactor Rentals of America, LLC (the "Purchaser") pursuant to which the Company sold its “Waste Services Segment,” consisting of substantially all of the assets used in (i) the Company’s commercial, retail and industrial waste and recycling management services business which the Company operated under the name “Computerized Waste Systems” or “CWS,” and (ii) the Company’s equipment sales, rental and maintenance business for the commercial and industrial waste and recycling industry which the Company operated under the name “Waste Equipment Sales and Service Company.”

The Company received cash consideration at closing of $7.5 million, less $150,000 retained by Purchaser which will be released to the Company or retained by the Purchaser in connection with any working capital adjustment. Purchaser assumed certain liabilities relating to the Waste Services Segment, including but not limited to, current liabilities, warranty liabilities, and post-closing liabilities incurred in connection with transferred contracts.

The sale included substantially all of the assets of the Waste Services Segment including, but not limited to, current assets, accounts receivable, tangible personal property, certain leases, inventory, intellectual property, rights under transferred contracts, rights of action and all associated goodwill and other intangible assets associated with the transferred assets.

The Asset Purchase Agreement contains standard and customary representations, warranties and covenants, including a restrictive covenant under which the Company will be prohibited from competing with the Waste Services Segment for five years following the closing.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the closing of the transaction, the Company entered into a transition services agreement with the Purchaser, pursuant to which the Company will provide certain services to the Purchaser for up to six months following the closing.

The Company used the proceeds from the transaction to pay transaction expenses, to repay in full the Company’s outstanding indebtedness with Bank of Kentucky, Inc., and to repay in full ISA’s term loan from Wells Fargo Bank, National Association ("Wells Fargo").  The Company also used the proceeds to pay all outstanding amounts on ISA’s $5.0 million revolving line of credit with Wells Fargo which will remain available following the closing.  The material terms of ISA’s Credit Agreement with Wells Fargo dated as of June 13, 2014, subsequently amended, including the terms relating to the revolving line of credit, have been previously reported on Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 19, 2014, January 15, 2015 and November 12, 2015.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.    Description

2.1
Asset Purchase Agreement dated as of December 4, 2015, by and among Industrial Services of America, Inc., WESSCO, LLC, and Compactor Rentals of America, LLC. (Attachments and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Industrial Services of America, Inc. hereby undertakes to furnish supplementally copies of any of the omitted attachments and schedules upon request by the U.S. Securities and Exchange Commission.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: December 7, 2015	By:	/s/ Todd Phillips
Todd Phillips
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.    Description

2.1
Asset Purchase Agreement dated as of December 4, 2015, by and among Industrial Services of America, Inc., WESSCO, LLC, and Compactor Rentals of America, LLC. (Attachments and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Industrial Services of America, Inc. hereby undertakes to furnish supplementally copies of any of the omitted attachments and schedules upon request by the U.S. Securities and Exchange Commission.)